Exhibit 10(i)


                                  AMENDMENT TO
                              CAVALIER HOMES, INC.
                     1996 KEY EMPLOYEE STOCK INCENTIVE PLAN


         As directed by the Board of Directors of Cavalier Homes, Inc. ( the "Company") at its meeting held on January 17,1997, the 1996 Key Employee Stock Incentive Plan, as amended from time to time, is hereby further amended in order to provide for Section 3.1 thereof to read in its entirety as follows:

                  Section 3.1. THE COMMITTEE. The Plan shall be administered by the Committee, except that any action taken with respect to grants and awards of securities to and other acquisitions of securities by Insiders under the Plan shall be taken by the Committee only if all of the members of the Committee meet the definition of a "non-employee director" under Rule 16b-3(b)(3) under the Exchange Act or if such grant, award or other acquisition transaction is otherwise structured to be exempt from the provisions of Section 16(b) of the Exchange Act and the rules promulgated thereunder. If all of the members of the Committee are not "non-employee directors," such action shall be taken by a committee or subcommittee of two (2) or more members, all of whom are "non-employee directors," or such transaction otherwise shall be structured to be exempt from the provisions of Section 16(b) of the Exchange Act and the rules promulgated thereunder. Any action taken with respect to Named Executive Officers for purposes of meeting the Performance-based Exception shall be taken by the Committee only if all of the members of the Committee are "outside directors" within the meaning of Code Section 162(m), subject to any applicable transition rules under Code Section 162(m). If all of the members of the Committee are not "outside directors," such action shall be taken by a committee or subcommittee of two (2) or more members, all of whom are "outside directors."




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                                                              Barry B. Donnell






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